UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    September 30, 2011

PolyOne Corporation

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-16091	34-1730488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PolyOne Center

33587 Walker Road

Avon Lake, Ohio 44012

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (440) 930-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2011, PolyOne Corporation (“PolyOne”) and its wholly owned subsidiary, 2011 ColorNewton, Inc. (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ColorMatrix Group, Inc. (“CMG”) and Audax ColorMatrix Holdings, LLC, as representative of the holders of CMG’s outstanding common stock and options to purchase common stock. The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into CMG, with CMG surviving the merger as a wholly owned subsidiary of PolyOne (the “Acquisition”). CMG is a developer and manufacturer of liquid colorant and functional additives for plastic products and operates globally with research and development and production facilities in North America, South America, Europe and Asia.

The Acquisition purchase price is $486 million in cash, which includes approximately $10 million in transaction tax benefits. The Acquisition is being made on a cash-free, debt-free basis, and the purchase price is subject to a customary working capital adjustment. PolyOne intends to fund the purchase price with a combination of cash on hand and approximately $300 million of long-term debt, for which it has already received commitments.

The Merger Agreement provides for customary representations, warranties, covenants and agreements, including, among others, that each party will use commercially reasonable efforts to complete the Acquisition. The Merger Agreement provides PolyOne and CMG with certain termination rights and PolyOne will be required to pay CMG a termination fee in the event that CMG elects to terminate the Merger Agreement if specified closing conditions are not satisfied. Concurrently with the execution of the Merger Agreement, PolyOne entered into non-compete agreements with key members of CMG’s senior management that become effective upon consummation of the Acquisition. The non-compete agreements contain customary non-solicit, non-compete and confidentiality covenants in favor of PolyOne.

The completion of the Acquisition is subject to the satisfaction or waiver of a number of customary conditions, including the expiration of waiting periods and the receipt of approvals under the Hart-Scott-Rodino Antitrust Improvements Act and the receipt of any other required regulatory consents or approvals.

The foregoing description of the Merger Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. A copy of the Merger Agreement is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated September 30, 2011, by and among PolyOne Corporation, 2011 ColorNewton, Inc., ColorMatrix Group, Inc., and Audax ColorMatrix Holdings, LLC.*

*	The exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PolyOne Corporation

By:	/s/ Lisa K. Kunkle
Lisa K. Kunkle Vice President, General Counsel and Secretary

Date: October 5, 2011

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated September 30, 2011, by and among PolyOne Corporation, 2011 ColorNewton, Inc., ColorMatrix Group, Inc., and Audax ColorMatrix Holdings, LLC.*

*	The exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.